SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 5, 2007

KOMAG, INCORPORATED
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-16852 (Commission File Number)	94-2914864 (I.R.S. Employer Identification Number)
1710 Automation Parkway
San Jose, California 95131
(408) 576-2000
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction
     As previously disclosed, on June 28, 2007, Komag, Incorporated, a Delaware corporation (the “Company”), Western Digital Corporation (“Parent”), and State M Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Offeror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Offeror offered to purchase all outstanding shares of common stock (the “Common Stock”), $0.01 par value per share, of the Company (the “Shares”) at a price of $32.25 per Share, net to the holder thereof in cash, without interest, less any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 11, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).
     Upon the expiration of the Offer at 7:00 a.m., New York City time, on Wednesday, September 5, 2007, Offeror accepted for payment 28,894,569 Shares (including Shares tendered by notice of guaranteed delivery), representing 95.2% of the Company’s outstanding Shares (or approximately 86.6% of the Company’s outstanding Shares, excluding Shares tendered by notice of guaranteed delivery). Together with the Shares indirectly owned by Parent pursuant to the exercise of the Top-Up Option, Parent controlled in excess of 90% of the outstanding Shares. On September 5, 2007, pursuant to the terms of the Merger Agreement, Offeror merged with and into the Company (the “Merger”), with the Company being the surviving corporation and an indirect wholly-owned subsidiary of Parent.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 5.01 is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Select Market (“Nasdaq”). Accordingly, following completion of the Merger, the Company notified Nasdaq and requested that Nasdaq (i) withdraw the Common Stock from listing on Nasdaq prior to the open of trading on September 5, 2007 and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Common Stock is no longer listed on Nasdaq. As a result, the Common Stock will no longer be listed on Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.02. Unregistered Sales of Equity Securities.
     In order to complete the Merger, on Wednesday, September 5, 2007, Offeror exercised its option to purchase Shares and accordingly, the Company issued 12,396,841 Shares to the Offeror pursuant to Section 1.03 of the Merger Agreement, at a price per Share of $32.25, which resulted in an aggregate purchase price of $399,798,122 (the “Purchase Price”). The Offeror paid the Purchase Price for such Shares (i) by check in an amount of cash equal to the aggregate par value of $0.01 of the Shares and (ii) by delivery of a promissory note with a principal amount equal to the remaining amount of the Purchase Price.
     The issuance of these Shares by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that the Offeror was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, the Offeror had the necessary investment intent as required by Section 4(2) of the Securities Act since such Shares were issued to facilitate the Merger pursuant to which the Company will become a wholly-owned subsidiary of Parent. Based on the above factors, the Company believes that this issuance of Shares meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by the Company, Parent and Offeror and Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive $32.25 per share in cash, without interest.
Item 5.01. Changes in Control of Registrant.
     On September 5, 2007, pursuant to the terms of the Merger Agreement, Offeror merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Parent.
     Based on the per Share consideration of $32.25 and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, as of September 5, 2007, the value of the Shares purchased by Offeror in connection with the Offer was approximately $931,849,850. The funds used by Offeror to purchase the Shares were from working capital and proceeds received by the Offeror in connection with a debt financing with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.
     In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by the Company, Parent and Offeror and Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive $32.25 per share in cash, without interest.
     To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.
     The information contained in the Introduction above is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the consummation of the Merger and in accordance with the Merger Agreement, each of the directors of the Company resigned from the board of directors of the Company, effective as of the effective time of the Merger. Pursuant to the Merger Agreement, the directors of Offeror became the directors of the Company as of the effective time of the Merger.
     In connection with the consummation of the Merger and in accordance with the Merger Agreement, the officers of Offeror became the officers of the Company as of the effective time of the Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate of incorporation of Offeror, as in effect immediately prior to the effective time of the Merger (except that the name of the surviving corporation set forth therein is “WD Media, Inc.”), and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Offeror, as in effect immediately prior to the effective time of the Merger, became the bylaws of the surviving corporation. Following the Merger, the bylaws of the surviving corporation will be amended to provide that the name of the surviving corporation set forth therein is “WD Media, Inc.”
Item 8.01. Other Events
     Closing of the Merger
     On September 5, 2007, pursuant to the terms of the Merger Agreement, Offeror merged with and into the Company, with the Company being the surviving corporation and an indirect wholly-owned subsidiary of Parent.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: September 5, 2007	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Executive Vice President and Chief Financial Officer

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